Exhibit 99.1

Metsera Reports Fourth Quarter and Full Year 2024 Financial Results and Continued Portfolio Progress

MET-097i, a fully biased, monthly, ultra-long acting GLP-1 receptor agonist, is being studied in multiple Phase 2b clinical trials with read-outs beginning mid-2025

Multiple data readouts in mid and late 2025 on track for MET-233i, an ultra-long acting amylin analog currently in Phase 1

Oral formulation optimization study on track to support initiation of clinical trials for MET-224o and MET097o, with MET-224o data expected in late 2025

Completed IPO with gross proceeds of approximately $316.2 million, extending runway into 2027

NEW YORK, March 26, 2025 – Metsera, Inc. (Nasdaq: MTSR), a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases, today reported fourth quarter and full year 2024 financial results and provided an update on pipeline progress.

“2024 was a year of exceptional execution and acceleration at Metsera,” said Whit Bernard, Chief Executive Officer of Metsera. “We advanced MET-097i, our monthly, fully-biased GLP-1 RA injectable, from first-in-human dosing in April 2024 through completion of a 12-week Phase 2a trial and full enrollment of a 28-week Phase 2b trial in December 2024, supporting a differentiated dosing and tolerability profile with efficacy at the high end of the competitive landscape. In parallel, we initiated clinical trials of our monthly amylin analog (MET-233i) and our prototype oral peptide (MET-002o), declared four development candidates (MET-034i, MET-224o, MET-097o, MET-815i), and entered into a landmark manufacturing agreement with our partners at Amneal.

With the completion of our recent IPO, we have substantial capital to continue this momentum, enabled by our highly experienced team and committed partners. We expect 2025 to be another year of execution and growth, as we rapidly advance Metsera’s portfolio of ultra-long acting, scalable and combinable injectable and oral candidates.”

Pipeline Highlights and Upcoming Milestones

MET-097i rapidly advancing towards Phase 3

•

MET-097i is a fully biased, monthly, ultra-long acting, potent, subcutaneously injectable GLP-1 receptor agonist (RA). In January 2025, we reported positive topline Phase 2a clinical data of MET-097i in participants with overweight or obesity without type 2 diabetes, which demonstrated up to 11.3% mean placebo-subtracted change from baseline after 12 weekly doses, with no plateau observed.

•

In the Phase 2a trial, a monthly dose after 12 weekly doses was well-tolerated. All five cohorts that received a dose four-fold higher than the weekly dose continued to lose weight, with an arithmetic mean placebo-subtracted change from baseline at day 115 of 14.2% after a 4.8 mg dose (in participants who had previously received 1.2 mg weekly) and 12.5% after a 3.2 mg dose (in participants who had previously received 0.8 mg weekly). These results further support the feasibility of monthly dosing. We plan to release additional results from this Phase 2a study at a medical conference.

•	Multiple Phase 2b trials are designed to further evaluate the differentiated profile of MET-097i, including:

•

VESPER-1, a 28-week Phase 2b clinical trial, is designed to assess the efficacy and tolerability of different titration-free weekly doses of MET-097i. The trial includes 239 participants with obesity or overweight without type 2 diabetes. The last participant in VESPER-1 was enrolled in December 2024, with preliminary data expected in mid-2025.

•

VESPER-2 is a 28-week Phase 2b clinical trial assessing the efficacy and tolerability of different weekly doses of MET-097i with or without titration. The trial enrolled the first participant in March 2025 and is designed to include 125 participants with obesity or overweight with type 2 diabetes.

•

VESPER-3 is a planned Phase 2b clinical trial designed to evaluate the efficacy and tolerability of multiple monthly doses of MET-097i after multiple weekly doses with and without titration. Preliminary results are expected by year-end 2025 or early 2026.

•	Pending Phase 2b results, we plan to initiate a Phase 3 program of MET-097i in late 2025.

MET-233i Phase 1 program on track for data readouts starting mid-2025

•	MET-233i is a monthly, ultra-long acting, subcutaneously injectable amylin analog designed to be combinable with MET-097i.

•	Pharmacokinetic data from the ongoing single-ascending dose (SAD) study support the feasibility of combining MET-233i with MET-097i as a monthly therapy.

•	The multiple ascending dose (MAD) study of MET-233i has been initiated with preliminary 4-week efficacy and tolerability data expected mid-2025.

•	In parallel to the MET-233i monotherapy MAD, we plan to initiate a combination Phase 1 study for MET-233i and MET-097i, with preliminary data expected in late 2025.

Oral peptide platform development on track with weight loss and tolerability data for MET-224 o expected in late 2025

•	MET-224o and MET-097o are oral, fully biased, ultra-long acting GLP-1 RAs in development for the treatment of obesity and overweight.

•

Our ongoing Phase 1 formulation optimization study using prototype GLP-1RA MET-002o is on track, supporting the initiation of clinical studies for MET-224o and MET-097o, with preliminary 4-week efficacy and tolerability data for MET-224o expected in late 2025.

Initiated IND-enabling studies of MET-815i, a prodrug of MET-097i

•

MET-815i is a prodrug of MET-097i, designed to smooth the onset of drug exposure and substantially prolong the time above clinically meaningful exposure thresholds, which could offer the potential for less frequent dosing and improved tolerability.

Recent Business Highlights

Completed initial public offering (IPO)

•

In February, Metsera completed an IPO, raising approximately $316.2 million in aggregate gross proceeds from the offering before deducting underwriting discounts, commissions and other offering expenses.

Full Year 2024 Financial Results

Cash Position: Cash, cash equivalents and marketable securities were $352.4 million as of December 31, 2024, compared to $75.2 million as of December 31, 2023. Based on current operating plans, Metsera estimates its existing cash and cash equivalents of $352.4 at year end, together with the net proceeds from the IPO, will be sufficient to fund our projected operating expenses, working capital and capital expenditure needs into 2027.

R&D Expenses: Research and development (R&D) expenses were $38.9 million for the fourth quarter and $107.5 million for the year ended December 31, 2024, compared to $7.6 million for the fourth quarter and $15.6 million for the year ended December 31, 2023. R&D expenses increased primarily due to development costs related to preclinical, clinical and contract manufacturing for our portfolio of injectable and oral development programs.

G&A Expenses: General and administrative (G&A) expenses were $9.7 million for the fourth quarter and $26.8 million for the year ended December 31, 2024, compared to $3.6 million for the fourth quarter and $15.0 million for the year ended December 31, 2023. G&A expenses increased primarily due to increases in professional and consulting fees as we prepared for our initial public offering and an increase in personnel-related expenses as we expanded our operations to support our research and development efforts.

Change in Fair Value of Contingent Consideration: Change in fair value of contingent consideration was $15.8 million for the fourth quarter and $90.4 million for the year ended December 31, 2024, compared to $2.7 million for the fourth quarter and $2.9 million for the year ended December 31, 2023. Contingent consideration represents future potential milestone and royalty payment obligations in connection with the Zihipp acquisition that occurred in 2023. The change in fair value in contingent consideration during the year ended December 31, 2024, was primarily attributable to the inclusion of a new product and the increase in the probability of success.

Net Loss: Net loss was $52.9 million for the fourth quarter and $209.1 million for the year ended December 31, 2024, compared to a net loss of $13.0 million for the fourth quarter and $47.2 million for the year ended December 31, 2023. Net loss increased primarily as a result of higher R&D and G&A expenses as described above, and the change in fair value of contingent consideration, as described above. These increases were partially offset by a reduction in acquired in-process R&D expenses, which were related to the license and collaboration agreement with D&D Pharmatech Inc that occurred in 2023 and higher interest income.

About Metsera

Metsera is a clinical-stage biopharmaceutical company accelerating the next generation of medicines for obesity and metabolic diseases. Metsera is advancing a broad portfolio of oral and injectable incretin, non-incretin and combination therapies with potential best-in-class profiles to address multiple therapeutic targets and meet the future needs of a rapidly evolving weight loss treatment landscape. Metsera was founded in 2022 and is based in New York City. For more information, please visit us at www.metsera.com and follow us on LinkedIn and X.

Metsera may use its website as a distribution channel of material information about the Company. Financial and other important information regarding the Company is routinely posted on and accessible through the Investors & News section of its website at investors.metsera.com. In addition, you may sign up to automatically receive email alerts and other information about the Company by using the “Email Alerts” option on the Investors & Media page and submitting your email address.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release other than statements of historical fact should be considered forward-looking statements, including, without limitation, statements related to the timelines and design of the Company’s clinical and pre-clinical trials; the Company’s product candidate pipeline and milestone events; anticipated market opportunity and strategy; and the Company’s future financial results and cash flow projections. When used herein, words including “anticipate,” “believe,” “can,” “continue,” “could,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All forward-looking statements are based upon the Company’s current expectations and various assumptions. The Company believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. The Company may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, our limited operating history; our ability to generate revenue or become profitable; failure to obtain additional capital when needed on acceptable terms or at all; raising additional capital may cause dilution to our stockholders or require us to relinquish rights to our technologies or product candidates; our dependence on the success of our product candidates; risks associated with preclinical and clinical development; difficulties or delays in the commencement or completion, or the termination or suspension, of clinical trials; our ability to timely enroll patients in our clinical trials; if our current or future product candidates are associated with side effects, adverse events or other properties or safety risks; risks associated with the regulatory approval processes of the FDA and comparable foreign authorities; risks associated with conducting clinical trials and preclinical studies outside of the United States; our reliance on third parties to conduct clinical trials and preclinical studies; our reliance on third parties for the manufacture and shipping of our product candidates; risks associated with our license and collaboration agreements and future strategic alliances; significant competition in our industry; product candidates for which we intend to seek approval as biologic products may face competition sooner than anticipated; our success is dependent on our ability to attract and retain highly qualified management and other clinical and scientific personal; if we or our licensors are unable to obtain, maintain, defend and enforce patent or other intellectual property protection for our current or future product candidates or technology; risks associated with our common stock and the other important factors discussed under the caption “Risk Factors” in its filings with the Securities and Exchange Commission, including in our final prospectus for our initial public offering and in our Annual Report on Form 10-K for the year ended December 31, 2024, once available, which are accessible on the SEC’s website at www.sec.gov and the Investors section of the Company’s website at investors.metsera.com. Any such forward-looking statements represent management’s estimates as of the date of this press release. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, it disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Contact:

Vicki Albrecht

Metsera

media@metsera.com

METSERA, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$352,447	$75,195
Prepaid expenses and other current assets	6,686	1,609

Total current assets	359,133	76,804
Property and equipment, net	57	27
Operating lease right-of-use asset	1,385	—
Intangible assets	68,521	69,421
Goodwill	21,892	22,179
Other assets	—	410

Total assets	$450,988	$168,841

Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$20,837	$2,656
Accrued expenses and other current liabilities	17,877	2,752
Note payable with related parties	8,387	—
Deferred payment	—	515
Due to related parties	392	946
Operating lease liabilities, current portion	714	—
Contingent consideration, short-term	19,100	13,300

Total current liabilities	67,307	20,169
Deferred tax credits	—	410
Deferred tax liabilities	7,780	17,261
Operating lease liabilities, long-term	701	—
Contingent consideration, long-term	87,850	32,500

Total liabilities	163,638	70,340

Redeemable convertible preferred stock, par value $0.00001 per share:
Series Seed redeemable convertible preferred stock: 36,599,998 shares authorized; 36,599,998 shares issued and outstanding at December 31, 2024 and December 31, 2023 (Liquidation value of $54,900 at December 31, 2024)	54,815	54,815
Series A redeemable convertible preferred stock: 79,999,993 shares authorized; 79,999,993 and 29,666,664 shares issued and outstanding at December 31, 2024 and December 31, 2023, respectively (Liquidation value of $240,000 at December 31, 2024)	239,752	88,868
Series A-1 redeemable convertible preferred stock: 9,696,970 shares authorized; 9,696,970 shares issued and outstanding at December 31, 2024 (Liquidation value of $32,000 at December 31, 2024)	31,931	—
Series B redeemable convertible preferred stock: 42,658,718 shares authorized; 42,658,718 shares issued and outstanding at December 31, 2024 (Liquidation value of $215,000 at December 31, 2024)	214,359	—
Stockholders’ deficit:
Common stock, par value $0.00001 per share: 72,348,953 shares authorized; 15,368,385 and 13,831,417 shares issued and outstanding at December 31, 2024 and 2023, respectively.	—	—
Additional paid-in capital	2,479	85
Accumulated other comprehensive income	1,160	2,752
Accumulated deficit	(257,146)	(48,019)

Total stockholders’ deficit	(253,507)	(45,182)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$450,988	$168,841

METSERA, INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	(unaudited)
	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Operating expenses:
Acquired in-process research and development	$—	$—	$90	$10,179
Research and development	38,917	7,583	107,517	15,564
General and administrative	9,738	3,637	26,797	15,042
Change in fair value of contingent consideration	15,845	2,653	90,429	2,884

Total operating expenses	64,500	13,873	224,833	43,669

Loss from operations	(64,500)	(13,873)	(224,833)	(43,669)
Other income (expense):
Change in fair value of convertible promissory note	—	—	—	(5,452)
Interest expense	(117)	—	(223)	—
Foreign exchange gain (loss)	519	(3)	406	(3)
Interest income	2,828	847	6,185	1,918

Loss before income taxes	(61,270)	(13,029)	(218,465)	(47,206)
Income tax benefit	8,399	—	9,338	—

Net loss	$(52,871)	$(13,029)	$(209,127)	$(47,206)

Net loss per share of common stock, basic and diluted	$(3.52)	$(0.94)	$(14.49)	$(3.48)

Weighted-average shares of common stock outstanding, basic and diluted	15,012,418	13,831,417	14,431,846	13,571,987

Other comprehensive income:
Foreign currency translation adjustment	(5,412)	3,155	(1,592)	2,752

Other comprehensive (loss) income	(5,412)	3,155	(1,592)	2,752

Total comprehensive loss	$(58,283)	$(9,874)	$(210,719)	$(44,454)